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                                   EXHIBIT 11

                              VORNADO REALTY TRUST

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                                                               Three Months Ended                       Nine Months Ended
                                                         -----------------------------------  ---------------------------------
                                                          September 30,       September 30,     September 30,    September 30,
                                                               1996                1995              1996             1995
                                                         ---------------     ---------------  ----------------  ---------------
Weighted average number of
    shares outstanding                                       24,454,393         24,238,937         24,338,899       23,089,836

Common share equivalents for
    options after applying
    treasury stock method                                        99,365            183,095            159,196          175,597
                                                            -----------        -----------        -----------      -----------

Weighted Average Number of
    Shares and Common Share
    Equivalents Outstanding                                  24,553,758         24,422,032         24,498,095       23,265,433
                                                             ==========         ==========         ==========       ==========


Net income                                                  $14,939,000        $13,567,000        $45,981,000      $38,589,000
                                                            ===========        ===========        ===========      ===========

Net Income Per Share                                              $ .61              $ .56              $1.88            $1.66
                                                                  =====              =====              =====            =====





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